UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

NEW VALLEY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-2493	13-5482050

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On November 15, 2004, Ladenburg Thalmann Financial Services Inc. (“LTS”) entered into an Amended and Restated Debt Conversion Agreement (the “Amended Conversion Agreement”) with Frost-Nevada Investments Trust (“Frost Trust”) and New Valley Corporation (“New Valley”), the holders of LTS’ outstanding senior convertible promissory notes. A copy of Amended Conversion Agreement is filed as an exhibit hereto and is incorporated by reference herein. The holders agreed to convert their notes, with an aggregate principal amount of $18,010,000, together with the accrued interest, into LTS Common Stock. Pursuant to the Amended Conversion Agreement, the conversion price of the note held by New Valley will be reduced from the current conversion price of approximately $2.08 to $0.50 per share. In addition, New Valley and Frost Trust each agreed to purchase up to $5,000,000 of LTS Common Stock at $0.45 per share in connection with a proposed private placement by LTS of up to $20,000,000 of its stock.

     The transaction is subject to approval by LTS’ shareholders and to other conditions, including the absence of any material adverse change and the effectiveness of a registration statement to be filed by LTS covering the resale of the LTS securities to be acquired by the noteholders. New Valley and several shareholders of LTS affiliated with New Valley have committed to vote their shares of LTS Common Stock at the shareholder meeting in accordance with the vote of a majority of votes cast at the meeting excluding the shares held by such parties. At the closing, New Valley’s note, representing approximately $9,832,000 of principal and accrued interest, will be converted into approximately 19,663,426 shares of LTS Common Stock, and New Valley will purchase up to 11,111,111 LTS shares. New Valley currently intends to distribute to its shareholders shares of Common Stock issued to New Valley pursuant to the Amended Conversion Agreement.

     In September and November 2004, LTS borrowed a total of $1,750,000 from New Valley. The loans, which bear interest at 2% above prime, will be due on the earlier of January 15, 2006 or the tenth business day following the completion of one or more debt or equity financings where LTS receives at least $10,000,000 in total proceeds. As part of the Amended Conversion Agreement, New Valley will deliver these notes for cancellation as partial payment for its purchase of LTS Common Stock.

     On November 15, 2004, in connection with the Amended Conversion Agreement, New Valley and Frost Trust agreed to extend the interest forbearance period on the convertible notes to May 13, 2005 with respect to interest payments due through March 31, 2005. Interest on the deferred amounts accrues at 8.0% per annum on the convertible note held by New Valley.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1	Amended and Restated Debt Conversion Agreement, dated as of November 15, 2004, among LTS, New Valley and Frost Trust (incorporated by reference to Exhibit 10.1 in LTS’ Current Report on Form 8-K dated November 15, 2004).

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VALLEY CORPORATION
/s/ J. Bryant Kirkland III
Date: November 16, 2004	J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

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